Calculation of Filing Fee Tables
S-4
FG Merger II Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Preferred Stock, par value $0.0001 per shares	457(a)	579,538		$ 5.80	0.0001381	$ 0.00
Fees Previously Paid	2	Equity	Common Stock, par value $0.0001 per share	457(a)	10,295,800		$ 103,266,874.00		$ 14,261.16
Fees Previously Paid	3	Equity	Rights	457(a)	8,295,800		$ 3,235,362.00		$ 446.80
Fees Previously Paid	4	Equity	Warrants	457(a)	1,000,000		$ 15,000,000.00		$ 2,071.50
Fees Previously Paid	5	Equity	Common Stock, par value $0.0001 per share	457(a)	829,580		$ 8,320,687.40		$ 1,149.09
Fees Previously Paid	6	Equity	Common Stock, par value $0.0001 per share	457(a)	247,910,599		$ 826.37		$ 0.11
Fees Previously Paid	7	Equity	Preferred Stock, par value $0.0001 per share	457(a)	102,089,401		$ 340.30		$ 0.05
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 129,824,095.87		$ 17,928.71
			Total Fees Previously Paid:						$ 17,928.71
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Rule 457(f) Fee Calculation Details See Offering Note 6.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	579,538	$ 0.00	$ 5.80			$ 5.80

[2]	Rule 457(f) Fee Calculation Details

Represents the total number of shares of Common Stock of FG Merger II Corp. outstanding as of immediately prior to the closing of the Business Combination. Comprised of (A) 8,000,000 public shares, (B) 2,000,000 Founder Shares, (C) 248,300 shares underlying private units, (D) 40,000 shares underlying underwriter units and (E) 7,500 shares underlying advisor units. Pursuant to Rule 145(a), the completion of the Business Combination is deemed to be an offer or sale of the securities in the combined company to the stockholders of FG Merger II Corp. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) and Rule 457(c) based on the average of the high and low prices for FG Merger II Corp. Common Stock on the Nasdaq Global Market on December 17, 2025 of $10.03.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	10,295,800	$ 10.03	$ 103,266,874.00			$ 103,266,874.00

[3]	Rule 457(f) Fee Calculation Details

Represents the total number of Rights of FG Merger II Corp. outstanding as of immediately prior to the closing of the Business Combination. Comprised of (A) 8,000,000 rights underlying public shares, (B) 248,300 rights underlying private units, (C) 40,000 rights underlying underwriter units and (D) 7,500 rights underlying advisor units. Pursuant to Rule 145(a), the completion of the Business Combination is deemed to be an offer or sale of the securities in the combined company to the securities holders of FG Merger II Corp. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457a) based on the average of the high and low prices for FG Merger II Corp. Rights on the Nasdaq Global Market on December 17, 2025 of $0.39.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	8,295,800	$ 0.39	$ 3,235,362.00			$ 3,235,362.00

[4]	Rule 457(f) Fee Calculation Details

Represents the total number of Warrants of FG Merger II Corp. outstanding as of immediately prior to the closing of the Business Combination. Pursuant to Rule 145(a), the completion of the Business Combination is deemed to be an offer or sale of the securities in the combined company to the securities holders of FG Merger II Corp. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) based on the exercise price of the Warrants of $15.00 per Warrant.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	1,000,000	$ 15.00	$ 15,000,000.00			$ 15,000,000.00

[5]	Rule 457(f) Fee Calculation Details

Represents the total number of shares of underlying the Rights. Comprised of (A) 800,000 shares converted from the 8,000,000 public rights, (B) 24,830 shares converted from the 248,300 rights underlying private units, (C) 4,000 shares converted from the 40,000 rights underlying underwriter units and (D) 750 shares converted from the 7,500 rights underlying advisor units. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a)) based on the average of the high and low prices for FG Merger II Corp. Common Stock on the Nasdaq Global Market on December 17, 2025 of $10.03.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	829,580	$ 10.03	$ 8,320,687.40			$ 8,320,687.40

[6]	Rule 457(f) Fee Calculation Details

Calculated in accordance with Rule 457(f)(2) under the Securities Act. No market currently exists for BOXABL's securities and it has an accumulated capital deficit. Therefore, the proposed maximum aggregate offering price has been calculated as is one-third of the aggregate par value of BOXABL's securities expected to be exchanged in connection with the Business Combination, multiplied by the SEC's fee rate of 0.0001381
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	3,000,000,000	$ 0.00	$ 826.37			$ 826.37

[7]	Rule 457(f) Fee Calculation Details See Offering Note 6.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	1,327,720,000	$ 0.00	$ 340.30			$ 340.30

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A